                              Exhibit 17(b)(xxvii)

               Annual Report for the fiscal year ended March 31,
                         2001 for the Firstar REIT Fund

                                               2001 Annual Report March 31, 2001
                                               ---------------------------------

Firstar REIT Fund

                                                                        discover
--------------------------------------------------------------------------------
FIRSTAR FUNDS

            -------------------------------------------------------
                              NOTICE TO INVESTORS

            -  Shares of Firstar Funds are distributed by Quasar
               Distributors, LLC, a Firstar affiliate.

            -  Firstar Bank affiliates serve as investment
               adviser, custodian, transfer agent, administrator,
               accounting services agent and distributor and
               receive compensation for these services as
               disclosed in the current prospectus.
            ------------------------------------------------------

TABLE OF CONTENTS
                                                                       Page(s)
SHAREHOLDER LETTER...........................................................1
FIRSTAR REIT FUND..........................................................2-3
(Firstar Select REIT-Plus Fund became Firstar REIT Fund)
STATEMENT OF ASSETS AND LIABILITIES..........................................4
STATEMENT OF OPERATIONS......................................................5
STATEMENT OF CHANGES IN NET ASSETS...........................................6
FINANCIAL HIGHLIGHTS.......................................................8-9
SCHEDULE OF INVESTMENTS.....................................................10
NOTES TO THE FINANCIAL STATEMENTS........................................11-14
REPORT OF INDEPENDENT ACCOUNTANTS...........................................15

          NOT FDIC INSURED      NO BANK GUARANTEE      MAY LOSE VALUE

                                                            (LOGO) FIRSTAR FUNDS

                                                                       May, 2001

DEAR SHAREHOLDER:

Last summer, the Boards of Directors for Firstar Funds and Mercantile Mutual Funds, and the Board of Trustees for Firstar Stellar Funds and Firstar Select Funds approved a plan to combine the four fund families together to form a single family - Firstar Funds. Shareholders of the fund families approved the plan in November and the reorganization was completed on December 11, 2000.

As a result of the plan, FirstarSelect REIT-Plus Fund was reorganized into a new Firstar Funds portfolio, Firstar REIT Fund, which was specifically created to continue the operations of Firstar Select REIT-Plus Fund.

While the name may have changed, rest assured Firstar REIT Fund continues to be expertly managed with the same approach you've come to rely on.

The new Firstar Funds family offers 33 portfolios with varying investment objectives and styles. For more information about any Firstar Fund, contact your financial professional, visit us at www.firstarfunds.com, or call us at 1-800-677-FUND.

As always, we appreciate your investment in Firstar Funds.

Sincerely,

Firstar Funds

                                                            (LOGO) FIRSTAR FUNDS

--------------------------------------------------------------------------------
                               FIRSTAR REIT FUND
--------------------------------------------------------------------------------

STRATEGY
The Firstar REIT Fund is an actively managed mutual fund which invests primarily in real estate investment trusts and real estate operating companies. The Fund's investment objective is to provide above average income and long-term growth of capital by seeking attractively priced REIT's.

MARKET CONDITIONS
The real estate investment trust (REIT) market displayed strong results over the past 12-months as measured by the Morgan Stanley REIT Index's 22.93% return for the year ended March 31, 2001. The value-oriented features of REIT's aided results as investors sought low earnings risk vehicles and attractive dividend yielding vehicles. These characteristics are typical of REIT's as they pay an average dividend yield of 7% and their earnings are typically easily predicted given occupancy trends and lease rate trends in their marketplace. Other characteristics were also helpful in attracting investors to REIT's such as the low issuance of equity coupled with acquisitions or liquidation of firms which led to less equity supply without a drop in the demand.

The past 12-months have been very positive for REIT's as they cleaned up their balance sheets and created operational dynamics within their industry which could lead to positive valuations in the future for these firms. From a balance sheet perspective they have been aided by paying down debt and lowering their use of leveraged instruments. In addition, lower interest rates assisted REIT's which tend to be users of variable rate debt. These REIT's received the benefit of lower cost of funds which they could then move into fixed rate vehicles at lower interest rate levels. REIT's have also been very cognizant of supply/demand conditions in their marketplace and have been very disciplined in their new construction, suggesting that supply and demand of facilities may remain in balance.

INVESTMENT REVIEW
During the twelve months ended March 31, 2001, the Firstar REIT Fund (Series Institutional) returned 22.90% performing in line with the Morgan Stanley REIT Index's 22.93% for the same time period. The Firstar REIT Fund (Series Institutional) returned -.35% during the quarter ended March 31, 2001 versus a -
 .49% decline in the Morgan Stanley REIT Index. The Morgan Stanley REIT Index is a total-return index comprised of the most actively traded real estate investment trusts. It is designed to be a measure of real estate equity performance. The Index was developed as of December 31, 1994 and is currently comprised of over 112 real estate investment trusts. The Firstar REIT Fund outperformed the Lipper Real Estate Average which rose 21.59% for the twelve months ended March 31,2001. In addition, the Firstar REIT Fund outperformed the Lipper Real Estate Average of -1.46% for the quarter ended March 31, 2001. The health care component of the Firstar REIT Fund and having slightly higher yielding REIT's with more value characteristics aided our outperformance relative to the Lipper Real Estate Average.

LOOKING AHEAD - THE FORECAST
While we believe that earnings growth for REIT's may show attractive growth trends, we do not anticipate as high a pace displayed in the 2000 calendar year as occupancy comparisons and the ability to raise lease rates will become more difficult in a slower economic growth scenario. Investors may likely seek out the attractive dividend yields of REIT's while also balancing their need for principal growth. Thus, we anticipate that 2001 may be a more volatile period for REIT's as investors rotate between this stable, value-oriented sector and the larger capitalization growth sectors of the market.

(INSERT CHART HERE)

This chart assumes an initial investment of $10,000 made on 6/24/97 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A, Series B or Series Y shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED MARCH 31, 2001
--------------------------------------------------------------------------------

                             1 Year      3 Years          Since Inception+
--------------------------------------------------------------------------------
REIT FUND - INSTITUTIONAL     22.9         0.6            3.3    (6/24/97)
REIT FUND - Y                   -           -             2.8    (12/11/00)
REIT FUND - A - NO LOAD         -           -             2.9    (12/11/00)
REIT FUND - A - LOAD*           -           -            (2.8)   (12/11/00)
REIT FUND - B - NO LOAD       22.8         0.5            0.5    (4/1/98)
REIT FUND - B - LOAD**        17.8        (0.4)          (0.4)   (4/1/98)
MORGAN STANLEY REIT INDEX***  22.9         0.3            3.8    (6/24/97)

A = Series A (retail class)
B = Series B (retail class)
Y = Series Y
  * Reflects maximum sales charge of 5.50%.
 ** Reflects maximum applicable deferred sales charge.
*** The Morgan Stanley REIT Index is a widely recognized unmanaged index comprised of the most actively traded REITs.
  + Returns for less than one year are not annualized.

The Index figures do not reflect any fees or expenses. Investors cannot invest directly in an index.

The Fund began operations on June 24, 1997 as the Firstar Select REIT-Plus Fund of Firstar Select Funds. On December 11, 2000, the Firstar Select REIT-Plus Fund of Firstar Select Funds was reorganized into the Firstar REIT Fund. The returns shown represent the historical returns of the Firstar Select REIT-Plus Fund. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Series Y shares are subject to an annual 0.25% service organization fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

----------------------------------------------------------
TOP 5 EQUITY HOLDINGS 3/31/01
----------------------------------------------------------
SPIEKER PROPERTIES, INC.                             4.9%
----------------------------------------------------------
DUKE-WEEKS REALTY CORPORATION                        4.7%
----------------------------------------------------------
APARTMENT INVESTMENT AND MANAGEMENT COMPANY          4.2%
----------------------------------------------------------
EQUITY RESIDENTIAL PROPERTIES TRUST                  3.9%
----------------------------------------------------------
SIMON PROPERTY GROUP, INC.                           3.5%
----------------------------------------------------------

Portfolio holdings are subject to change and are not a representation of the Fund's entire portfolio holdings.

TOTAL FUND NET ASSETS 3/31/01
----------------------------------------------------------
$34,757,612
----------------------------------------------------------

                                                            (LOGO) FIRSTAR FUNDS
STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
MARCH 31, 2001

                                                                         REIT
                                                                         FUND
                                                                      ----------
ASSETS:
 Investments, at value (cost $25,978)                                $  29,645
 Income receivable                                                         255
 Capital shares sold                                                         8
 Receivable for securities sold                                          5,219
 Deferred organization costs                                                 9
 Other assets                                                               13
                                                                   -----------

  Total Assets                                                          35,149
                                                                   -----------

LIABILITIES:
 Payable for securities purchased                                          251
 Payable to custodian                                                       11
 Capital shares redeemed                                                     2
 Payable to affiliates                                                      46
 Accrued expenses and other liabilities                                     81
                                                                   -----------
  Total Liabilities                                                        391
                                                                   -----------

NET ASSETS                                                           $  34,758
                                                                   ===========

NET ASSETS CONSIST OF:
 Capital stock                                                       $  34,672
 Undistributed accumulated net realized losses
  on investments                                                       (3,581)
 Unrealized net appreciation on investments                              3,667
                                                                   -----------

  Total Net Assets                                                   $  34,758
                                                                   ===========

SERIES A:
 Net assets (3)                                                      $       0
 Shares authorized ($.0001 par value)                                  100,000
 Shares issued and outstanding (4)                                           0
 Net asset value and redemption price per share (1)                  $    8.98
                                                                   ===========
 Maximum offering price per share                                    $    9.50
                                                                   ===========

SERIES B:
 Net assets (3)                                                      $       0
 Shares authorized ($.0001 par value)                                  100,000
 Shares issued and outstanding (4)                                           0
 Net asset value and offering price per share (1)(2)                 $    8.98
                                                                   ===========

SERIES Y:
 Net assets                                                          $       6
 Shares authorized ($.0001 par value)                                  100,000
 Shares issued and outstanding                                               1
 Net asset value, redemption price and offering price per share (1)  $    8.98
                                                                   ===========

SERIES INSTITUTIONAL:
 Net assets                                                          $  34,752
 Shares authorized ($.0001 par value)                                  100,000
 Shares issued and outstanding                                           3,877
 Net asset value, redemption price and offering price per share (1)  $    8.96
                                                                   ===========

(1) Amounts may not recalculate due to rounding.
(2) Redemption price of series B shares varies based on length of time held.
(3) Net assets are less than $500.
(4) Shares issued and outstanding are less than 500.

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS
STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
YEAR ENDED MARCH 31, 2001

                                                                          REIT
                                                                          FUND
                                                                   -----------
INVESTMENT INCOME:
 Dividend income (net of withholding tax of $1)                         $1,973
 Interest income                                                            90
                                                                   -----------
                                                                         2,063
                                                                   -----------

EXPENSES:
 Investment advisory fees                                                  263
 Professional fees                                                          44
 Administration fees                                                        39
 Fund accounting fees                                                       37
 Transfer agent fees and expenses                                           34
 Federal and state registration fees                                        31
 Reports to shareholders                                                    29
 Shareholder service fees-Fund level                                        26
 Directors' fees and expenses                                               20
 Custody fees                                                               14
 Amortization of organization costs                                          7
 Other                                                                       4
                                                                   -----------

 Total expenses before waiver                                              548
  Less:  Waiver of investment advisory fees and other expenses            (25)
                                                                   -----------

  Net expenses                                                             523
                                                                   -----------

NET INVESTMENT INCOME                                                    1,540
                                                                   -----------

REALIZED AND UNREALIZED GAIN (LOSS):
 Net realized loss on investments                                      (1,829)
 Net change in unrealized appreciation/depreciation on investments      7,190
                                                                   -----------

 Net gain on investments                                                 5,361
                                                                   -----------

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                                             $6,901
                                                                   ===========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                                                           REIT FUND
                                                -------------------------------
                                                     Year             Year
                                                    ended             ended
                                                March 31, 2001   March 31, 2000
                                               ---------------   ---------------
OPERATIONS:
 Net investment income                           $  1,540          $  1,990
 Net realized loss on investments                 (1,829)             (749)
 Net change in unrealized appreciation
  (depreciation) on investments                     7,190             (101)
                                               ----------        ----------
 Net increase in net assets resulting
  from operations                                   6,901             1,140
                                               ----------        ----------
CAPITAL SHARE TRANSACTIONS:
 Shares sold                                       12,316            10,074
 Shares issued to owners in
  reinvestment of dividends                           371               407
 Shares redeemed                                 (11,484)          (11,385)
                                               ----------        ----------
 Net increase (decrease) in net assets
  share transactions resulting from capital         1,203             (904)
                                               ----------        ----------

DISTRIBUTIONS TO SERIES B SHAREOWNERS:
 From net investment income                           (2)               (6)
                                               ----------        ----------
                                                      (2)               (6)
                                               ----------        ----------
DISTRIBUTIONS TO SERIES
 INSTITUTIONAL SHAREOWNERS:
 From net investment income                       (1,545)           (1,984)
 In excess of net investment income                 (702)                 -
                                               ----------        ----------
                                                  (2,247)           (1,984)
                                               ----------        ----------

TOTAL INCREASE (DECREASE) IN NET ASSETS             5,855           (1,754)

NET ASSETS:
 Beginning of year                                 28,903            30,657
                                               ----------        ----------

 End of year (including undistributed net
  investment income of $0 and $9,
  respectively)                                   $34,758           $28,903
                                               ==========        ==========

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

                      This page intentionally left blank.

FINANCIAL HIGHLIGHTS
INSTITUTIONAL SHARE

                                                      Income from Investment Operations                  Less Distributions
                                                    -------------------------------------     ------------------------------------
                                       Net                    Net Realized and              Dividends    Distributions
                                  Asset Value,        Net     Unrealized Gains  Total from   from Net        from
                                    Beginning     Investment   or (Losses) on   Investment  Investment      Capital      Total
PER SHARE DATA                      of Period       Income       Securities     Operations    Income         Gains     Distributions
------------------------------------------------------------------------------------------------------------------------------------
REIT
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2001             $7.75          $0.40(7)       $1.36          $1.76       ($0.55)(6)  $  -            $0.55
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2000              7.96           0.53          (0.21)          0.32        (0.53)        -            (0.53)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 1999             10.59           0.40          (2.55)         (2.15)       (0.40)       (0.08)        (0.48)
-----------------------------------------------------------------------------------------------------------------------------------
June 24, 1997(1) through March 31,
  1998                                10.00           0.35           0.86           1.21        (0.35)       (0.27)        (0.62)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                               Supplemental Data and Ratios
                                                                   ----------------------------------------------------
                                                                                               Ratio of Net
                                                                   Net Assets,   Ratio of Net   Investment
                                      Net Asset                      End of        Expenses       Income      Portfolio
                                     Value, End        Total         Period       to Average     to Average   Turnover
PER SHARE DATA                        of Period      Return(5)       (000s)       Net Assets     Net Assets    Rate(4)
------------------------------------------------------------------------------------------------------------------------------------
REIT
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2001               $8.96          22.90%       $34,752           1.46%(5)     4.51%       34.92%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2000                7.75           4.22%        28,813           1.61%         6.53%      18.57%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 1999                7.95         (20.59)%       30,566           1.47%         4.35%      45.48%
------------------------------------------------------------------------------------------------------------------------------------
June 24, 1997(1) through March 31, 1998 10.59          14.96%(2)     43,981           1.52%(3)      4.29%(3)   29.50%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Commencement of operations.
(2)  Not annualized.
(3)  Annualized.
(4) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(5) Without fees waived, ratio of net expenses to average net assets for the year ended March 31, 2001 would have been 1.50%.
(6) Includes distribution in excess of net investment income of $0.17 per share.
(7) Net investment income per share represents net investment income divided by average shares outstanding throughout the period.

RETAIL A SHARE

                                                Income from Investment Operations                   Less Distributions
                                              -------------------------------------     ---------------------------------------
                                 Net                    Net Realized and              Dividends    Distributions
                            Asset Value,        Net     Unrealized Gains  Total from   from Net        from
                              Beginning     Investment   or (Losses) on   Investment  Investment      Capital         Total
PER SHARE DATA                of Period       Income       Securities     Operations    Income         Gains       Distributions
--------------------------------------------------------------------------------------------------------------------------------
REIT
--------------------------------------------------------------------------------------------------------------------------------
December 11, 2000(1)
through March 31, 2001          $9.06          $0.09(8)      $0.17          $0.26       $(0.34)(7)      -             $(0.34)
--------------------------------------------------------------------------------------------------------------------------------


                                                                               Supplemental Data and Ratios
                                                                   ----------------------------------------------------
                                                                                               Ratio of Net
                                                                   Net Assets,   Ratio of Net   Investment
                                      Net Asset                      End of        Expenses       Income      Portfolio
                                     Value, End        Total         Period       to Average     to Average   Turnover
PER SHARE DATA                        of Period      Return(5)       (000s)       Net Assets     Net Assets    Rate(6)
------------------------------------------------------------------------------------------------------------------------------------
REIT
------------------------------------------------------------------------------------------------------------------------------------
December 11, 2000(1)
through March 31, 2001                  $8.98           2.86%(2)         $0        1.58%(3,4)        4.69       34.92%(2)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Commencement of operations.
(2)  Not annualized.
(3)  Annualized.
(4) Without fees waived, ratio of net expenses to average net assets for the period ended March 31, 2001 would have been 1.75%.
(5) The total return calculation does not reflect the maximum sales charge of 5.50%.
(6) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(7) Includes distribution in excess of net investment income of $0.17 per share.
(8) Net investment income per share represents net investment income divided by average shares outstanding throughout the period.

RETAIL B SHARE

                                                  Income from Investment Operations                 Less Distributions
                                                -------------------------------------     ---------------------------------------
                                   Net                    Net Realized and              Dividends     Distributions
                              Asset Value,        Net     Unrealized Gains  Total from   from Net         from
                                Beginning     Investment   or (Losses) on   Investment  Investment       Capital         Total
PER SHARE DATA                  of Period       Income       Securities     Operations    Income          Gains      Distributions
----------------------------------------------------------------------------------------------------------------------------------
REIT
----------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2001         $7.77          $0.27(5)       $1.49          $1.76    $(0.55)(4)       $  -           $0.55%
----------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2000          7.99           0.53          (0.22)          0.31     (0.53)             -           (0.53)
----------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 1999         10.59           0.40          (2.54)         (2.14)    (0.38)            (0.08)       (0.46)
----------------------------------------------------------------------------------------------------------------------------------


                                                                               Supplemental Data and Ratios
                                                                   ----------------------------------------------------
                                                                                               Ratio of Net
                                                                   Net Assets,   Ratio of Net   Investment
                                      Net Asset                      End of        Expenses       Income      Portfolio
                                     Value, End        Total         Period       to Average     to Average   Turnover
PER SHARE DATA                        of Period      Return(1)       (000s)       Net Assets     Net Assets    Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
REIT
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2001               $8.98          22.84%       $  0              1.60%(2)     4.27%       34.92%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 2000                7.77           3.97%         90              1.60%        7.84%       18.57%
------------------------------------------------------------------------------------------------------------------------------------
Year Ended March 31, 1999                7.99         (20.65)%        91              1.45%        4.39%       45.48%
------------------------------------------------------------------------------------------------------------------------------------

(1) The total return calculation does not reflect the maximum deferred sales charge of 5.00%.
(2) Without fees waived, ratios of net expenses to average net assets for the fiscal years ended March 31, 2001, 2000 and 1999 would have been 18.91%, 21.55% and 13.38%, respectively.
(3) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(4) Includes distribution in excess of net investment income of $0.17 per share.
(5) Net investment income per share represents net investment income divided by average shares outstanding throughout the period.

Y SHARE

                                                     Income from Investment Operations                 Less Distributions
                                                   -------------------------------------     -------------------------------------
                                      Net                    Net Realized and              Dividends    Distributions
                                 Asset Value,        Net     Unrealized Gains  Total from   from Net        from
                                   Beginning     Investment   or (Losses) on   Investment  Investment      Capital       Total
PER SHARE DATA                     of Period       Income       Securities     Operations    Income         Gains     Distributions
-----------------------------------------------------------------------------------------------------------------------------------
REIT
-----------------------------------------------------------------------------------------------------------------------------------
December 11, 2000(1) through
March 31, 2001                       $9.06          $0.09(7)       $0.17          $0.26     $(0.34)(6)        -       $(0.34)
---------------------------------------------------------------------------------------------------------------------------------


                                                                               Supplemental Data and Ratios
                                                                   ----------------------------------------------------
                                                                                               Ratio of Net
                                                                   Net Assets,   Ratio of Net   Investment
                                      Net Asset                      End of        Expenses       Income      Portfolio
                                     Value, End        Total         Period       to Average     to Average   Turnover
PER SHARE DATA                        of Period       Return         (000s)       Net Assets     Net Assets    Rate(5)
------------------------------------------------------------------------------------------------------------------------------------
REIT
------------------------------------------------------------------------------------------------------------------------------------
December 11, 2000(1) through
March 31, 2001                          $8.98         2.79%(2)        $6          1.58%(3,4)      4.69%        34.92%(2)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Commencement of operations.
(2)  Not annualized.
(3)  Annualized.
(4) Without fees waived, ratio of net expenses to average net assets for the period ended March 31, 2001 would have been 1.75%.
(5) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.
(6) Includes distribution in excess of net investment income of $0.17 per share.
(7) Net investment income per share represents net investment income divided by average shares outstanding throughout the period.

                                                            (LOGO) FIRSTAR FUNDS

REIT FUND
SCHEDULE OF INVESTMENTS
MARCH 31, 2001



        Number                                                     Market Value
       of Shares                                                  (in thousands)
      ----------                                                  --------------
                    COMMON STOCKS  4.1%
                    LODGING  2.3%
         23,300     Starwood Hotels & Resorts Worldwide, Inc.         $   792
                                                                  -----------
                    REAL ESTATE DEVELOPMENT  1.8%
         20,600     Catellus Development Corporation*                     324
         20,000     Trizec Hahn Corporation                               301
                                                                  -----------
                                                                          625
                                                                  -----------

                    Total Common Stocks (Cost $1,021)                   1,417
                                                                  -----------

                    REAL ESTATE INVESTMENT TRUSTS  79.8%
                    APARTMENTS  18.1%
         33,000     Apartment Investment and Management Company         1,467
         29,000     Archstone Communities Trust                           713
         18,012     AvalonBay Communities, Inc.                           825
         25,000     Camden Properties Trust                               831
         26,000     Equity Residential Properties Trust                 1,353
          9,000     Essex Property Trust, Inc.                            432
         28,000     Summit Properties, Inc.                               686
                                                                  -----------
                                                                        6,307
                                                                  -----------

                    DIVERSIFIED  21.1%
         19,000     Boston Properties, Inc.                               731
         47,200     Crescent Real Estate Equities Company               1,071
         70,000     Duke-Weeks Realty Corporation                       1,621
         24,450     Liberty Property Trust                                690
         45,000     Reckson Associates Realty Corp.                     1,004
         31,000     Spieker Properties, Inc.                            1,700
         15,000     Vornado Realty Trust                                  537
                                                                  -----------
                                                                        7,354
                                                                  -----------

                    FINANCING  2.4%
         23,000     Franchise Finance Corporation of America              573
         18,100     RAIT Investment Trust                                 250
                                                                  -----------
                                                                          823
                                                                  -----------

                    HEALTHCARE  2.1%
         30,000     Healthcare Realty Trust, Inc.                         723
                                                                  -----------

                    HOTELS  3.2%
         15,000     Hospitality Properties Trust                          396
         14,300     Host Marriott Corporation                             167
         34,100     LaSalle Hotel Properties                              552
                                                                  -----------
                                                                        1,115
                                                                  -----------


        Number                                                     Market Value
       of Shares                                                  (in thousands)
      ----------                                                  --------------
                    INDUSTRIAL  5.7%
         10,000     AMB Property Corporation                          $   246
         48,000     EastGroup Properties, Inc.                          1,130
         24,000     Prentiss Properties Trust                             592
                                                                  -----------
                                                                        1,968
                                                                  -----------

                    OFFICE PROPERTIES  8.5%
         35,000     Brandywine Realty Trust                               697
         40,200     Equity Office Properties Trust                      1,126
         12,000     Kilroy Realty Corporation                             322
         19,400     Mack-Cali Realty Corporation                          524
         10,000     SL Green Realty Corp.                                 275
                                                                  -----------
                                                                        2,944
                                                                  -----------

                    SHOPPING CENTERS/MALLS  15.6%
         25,500     CBL & Associates Properties, Inc.                     678
         26,200     Chelsea GCA Realty, Inc.                            1,106
         19,000     General Growth Properties, Inc.                       664
         20,070     Kimco Realty Corporation                              863
         43,000     Mills Corporation                                     898
         47,040     Simon Property Group, Inc.                          1,204
                                                                  -----------
                                                                        5,413
                                                                  -----------

                    STORAGE  3.1%
         22,660     Public Storage, Inc.                                  595
         15,240     Storage USA, Inc.                                     497
                                                                  -----------
                                                                        1,092
                                                                  -----------

                    Total Real Estate Investment Trusts
                    (Cost $24,468)                                     27,739
                                                                  -----------
                    SHORT-TERM INVESTMENT  1.4%
                    INVESTMENT COMPANY  1.4%

        489,143     First American Prime Obligations Fund                 489
                                                                  -----------
                    Total Short-Term Investment (Cost $489)               489
                                                                  -----------
                    Total Investments (Cost $25,978) 85.3%             29,645
                                                                  -----------
                    Other Assets, less Liabilities 14.7%                5,113
                                                                  -----------
                    TOTAL NET ASSETS 100.0%                           $34,758
                                                                  ===========


                    *Non-income producing

                     See notes to the financial statements.

                                                            (LOGO) FIRSTAR FUNDS

REIT FUND

NOTES TO THE FINANCIAL STATEMENTS


1.   ORGANIZATION
     Firstar Funds, Inc. (the "Company") was incorporated on February 15, 1988, as a Wisconsin corporation and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended. The REIT Fund (the "Fund") was originally organized as the Firstar Select REIT-Plus Fund, a separate investment portfolio of Firstar Select Funds (the "Trust"). During 2000, the Boards of Directors for Firstar Funds and Mercantile Mutual Funds, Inc., and the Boards of Trustees for Firstar Stellar Funds and Firstar Select Funds approved a plan to combine the four fund families together to form a single family-Firstar Funds. See footnotes 8 and 9 for further information.

     The investment objective of the REIT Fund is to provide above average income and long-term growth of capital.

     The REIT Fund offers four classes of Fund shares: Series A, Series B (formerly known as B shares), Series Y and Series Institutional (formerly known as Y shares). As a result of the merger, on December 11, 2000, all B shares were transferred to Series Institutional Shares. The Series A shares are subject to a 0.25% service organization fee and an initial sales charge imposed at the time of purchase, in accordance with the Fund's prospectus. The maximum sales charge is 5.50% or 5.82% of the net asset value. The Series B shares are subject to a 0.25% service organization fee and a 0.75% distribution and service (12b-1) fee. The Series B shares are also subject to a contingent deferred sales charge at the time of redemption, in accordance with the Fund's prospectus. The maximum sales charge is 5% for redemptions in the first year, 4% in the second year, 3% in the third and fourth years, 2% in the fifth year, 1% in the sixth year and 0% thereafter. After the sixth year, Series B shares convert to the expense structure of the Series A shares. The Series Y shares are subject to a 0.25% service organization fee. Each class of shares has identical rights and privileges except with respect to service organization fees paid by Series A, Series B and Series Y shares, voting rights on matters affecting a single class of shares and the exchange privileges of each class of shares.

2.   SIGNIFICANT ACCOUNTING POLICIES
     The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. These policies are in conformity with generally accepted accounting principles.

a) Investment Valuation - Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on a national securities exchange. Exchange-traded securities for which there were no transactions are valued at the current bid prices. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Investments in instruments with a maturity of 60 days or less are valued on the basis of amortized cost for financial reporting purposes and federal income tax purposes, which approximates market value. Variable rate demand notes and funding agreements are valued at cost which approximates market value. Open-end investment companies are valued at net asset value which approximates market value. Securities for which market quotations are not readily available and other assets are valued at fair market value as determined by the investment adviser under the supervision of the Board of Directors. Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. In such an event, the fair value of those securities is determined through the consideration of other factors by or under the direction of the Board of Directors. Quotations of foreign securities in foreign currency are converted to United States ("U.S.") dollar equivalents using the foreign exchange quotation in effect at the time net asset value is computed.

b) Federal Income Taxes - It is the Fund's policy to meet the requirements of the Internal Revenue Code (the "Code") applicable to regulated investment companies and the Fund intends to distribute substantially all investment company net taxable income and net capital gains to shareholders. Therefore, no federal income tax provision is required.

c) Income and Expenses - The Fund is charged for those expenses that are directly attributable to the portfolio, such as advisory, administration and certain shareowner service fees. Expenses that are not directly attributable to a portfolio are typically allocated among the Company's portfolios in proportion to their respective net assets, number of shareholder accounts, or net sales, where applicable. Net investment income other than class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based upon the relative net asset value of outstanding shares of each class of shares at the beginning of the day (after adjusting for the current day's capital share activity of the respective class).

d) Distributions to Shareholders - Dividends from net investment income are declared and paid quarterly. Distributions of net realized capital gains, if any, will be declared at least annually. The Fund may also utilize earnings and profits distributed to shareholders on redemption of shares as part of the dividends paid deduction. Accordingly, reclassifications are made within the net asset accounts for such amounts, as well as amounts related to permanent differences in the character of certain income and expense items for income tax and financial reporting purposes.

                                                            (LOGO) FIRSTAR FUNDS

e) When-Issued Securities - The Fund may purchase securities on a when-issued or delayed delivery basis. Although the payment and interest terms of these securities are established at the time the purchaser enters into the agreement, these securities may be delivered and paid for at a future date, generally within 45 days. The Fund records purchases of when-issued securities and reflects the values of such securities in determining net asset value in the same manner as other portfolio securities. The Fund identifies and maintains at all times cash, cash equivalents, or other liquid securities in an amount at least equal to the amount of outstanding commitments of when-issued securities.

f) Option Contracts Written - The Fund may write "covered" call option contracts. The Fund may also write put options. A written option obligates the Fund to deliver (a call) or to receive (a put) the contract amount upon exercise by the holder of the option. The principal reason for writing call or put options is to obtain, through receipt of premiums, a greater current return than would be realized on underlying securities alone. By writing call options, the Fund may forego potential gains on the underlying security. By writing a put option, the Fund risks becoming obligated to purchase the underlying security for more than its current market price upon exercise. Premiums received from writing options are recorded as an asset and a corresponding liability and an unrealized gain or loss is measured by the difference between the current value and the premium received. The Fund had no option activity during the year.

g) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h) Organization - Organizational costs represent costs incurred in connection with the organization and the initial public offering of the Series Institutional shares of the Fund. Organizational costs are deferred and will be amortized on a straight-line basis over five years.

i) Other - Investment and shareholder transactions are recorded on the trade date. Dividend income is recognized on the ex-dividend date or as soon as information is available to the Fund. Interest income is recognized on an accrual basis. Discounts and premiums on securities are amortized over the life of the respective security. Discounts and premiums on securities with put provisions are amortized to the earlier of the put date or maturity. Realized gains and losses from investment transactions are determined by comparing the net sale proceeds to an identified cost basis.

3.   CAPITAL SHARE TRANSACTIONS
  Transactions, in thousands, of shares of the Fund were as follows:

                                                           REIT FUND
                                                -----------------------------
                                                 AMOUNT                SHARES
YEAR ENDED MARCH 31, 2001:
Series A Shares(1):
  Shares sold                               $         -                     -
  Shares issued to owners in
     reinvestment of dividends                        -                     -
  Shares redeemed                                     -                     -
                                            -----------           -----------
  Net increase                              $         -                     -
                                            ===========           ===========

Series B Shares:
  Shares sold                               $         -                     -
  Shares issued to owners in
     reinvestment of dividends                        2                     -
  Shares redeemed(2)                              (104)                  (12)
                                            -----------           -----------
  Net decrease                              $     (102)                  (12)
                                            ===========           ===========

Series Y Shares(1):
  Shares sold                               $         9                     1
  Shares issued to owners in
     reinvestment of dividends                        -                     -
  Shares redeemed                                   (3)                     -
  Net increase                             $          6                     1

Series Institutional Shares:
  Shares sold                                 $  12,307                 1,422
  Shares issued to owners in
     reinvestment of dividends                      369                    41
  Shares redeemed                              (11,377)               (1,305)
                                            -----------           -----------
  Net increase                               $    1,299                   158
                                            ===========           ===========

YEAR ENDED MARCH 31, 2000:
Series B Shares:
  Shares sold                               $         2                     -
  Shares issued to owners in
     reinvestment of dividends                        5                     1
  Shares redeemed                                    (5)                   (1)
                                            -----------           -----------
  Net increase                              $         2                     -
                                            ===========           ===========

Series Institutional Shares:
  Shares sold                                  $ 10,072                 1,253
  Shares issued to owners in
     reinvestment of dividends                      402                    53
  Shares redeemed                               (11,380)               (1,427)
                                            -----------           -----------
  Net decrease                               $    (906)                 (121)
                                            ===========           ===========

(1) Capital share activity of the Series A and Y shares is for the period December 11, 2000 (commencement of operations) to March 31, 2001.

(2) All B shares were transferred to Series Institutional shares at the time of the merger.

                                                            (LOGO) FIRSTAR FUNDS

4.  INVESTMENT TRANSACTIONS
     The aggregate purchases and sales, in thousands, of securities, excluding short-term investments, for the Fund for the year ended March 31, 2001, was as follows:

    REIT FUND
-----------------
  Purchases:
   U.S. Government           -
   Other               $11,600
  Sales:
   U.S. Government           -
   Other               $13,874

     At March 31, 2001, gross unrealized appreciation and depreciation of investments for federal tax purposes, in thousands, were as follows:

                                    REIT FUND
                                -----------------
  Appreciation                        $4,178
  (Depreciation)                        (519)
                                    --------
  Net unrealized appreciation
   on investments                     $3,659
                                    ========

At March 31, 2001, the cost of investments, in thousands, for federal income tax purposes was $25,986.

At March 31, 2001, the Fund had net realized capital loss carryovers and post-October losses, in thousands, of $3,481 and $92, respectively. Pursuant to the Code, the capital loss carryovers for the Fund will expire between 2007 and 2009.

5.   INVESTMENT ADVISORY AND AGREEMENTS
     The Fund has entered into an Investment Advisory Agreement with Firstar Investment Research & Management Company ("FIRMCO"). FIRMCO was a subsidiary of Firstar Corporation, a publicly held bank holding company. Effective May 2, 2001, U.S. Bancorp Piper Jaffray Asset Management Inc. became the Advisor, when FIRMCO combined with First American Asset Management when Firstar Corporation merged with U.S. Bancorp. Pursuant to its Advisory Agreement with the Fund, the Adviser is entitled to receive a fee, calculated daily and payable monthly, at the annual rate of 0.75% applied to the Fund's daily net assets.

     For the period April 1, 2000 through December 10, 2000, the Advisor had committed to reimburse other expenses of Series B shares to the extent necessary to maintain total operating expenses at the lesser of 1.60% or the ratio of total operating expenses to average net assets of the Institutional shares. Total reimbursement for the period April 1, 2000 through December 10, 2000 was $12, in thousands.

     For the period December 11, 2000 through March 31, 2001, the Advisor has agreed to waive a portion of its management fee so that the fees actually charged are 1.58%, 2.33%, 1.58% and 1.33% of average daily net assets for Series A, Series B, Series Y and Series Institutional shares, respectively. Total reimbursement for the period December 11, 2000 through March 31, 2001 was $13, in thousands.

     Firstar Bank, N.A. serves as custodian and Firstar Mutual Fund Services, LLC serves as transfer agent and accounting services agent for the Fund. Both companies are affiliates of FIRMCO.

     The Company has entered into a Distribution Agreement with Quasar Distributors, LLC (the "Distributor") as its agent for the sale and distribution of shares of the Fund. Pursuant to the Distribution Agreement with the Company, the Distributor is entitled to receive a fee, computed daily and payable monthly, at the annual rate of 0.01% of the Company's average daily net assets.

     The Company has entered into an Administration Agreement with Firstar Mutual Fund Services, LLC (the "Administrator") for certain administrative services. Pursuant to the Administration Agreement with the Company, the Administrator is entitled to receive a fee, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion.

     The Company has entered into Servicing Agreements with certain Service Organizations, including FIRMCO affiliates, for the non-money market Series A, Series B and Series Y classes of shares. The Service Organizations are entitled to receive fees from the Fund up to the annual rate of 0.25% of the average daily net asset value of the Series A, Series B and Series Y shares for certain support and/or distribution services to customers of the Service Organizations who are beneficial owners of Series A, Series B and Series Y shares. These services may include assisting customers in processing purchase, exchange and redemption requests; processing dividend and distribution payments from the Fund; and providing information periodically to customers showing their positions in Series A, Series B and Series Y shares. Service Organization fees, in thousands, incurred by the Fund aggregated $0 for the year ended March 31, 2001. Prior to the merger of the Fund with Firstar Funds, the Fund had entered into a Shareholder Services Agreement with Firstar Bank, N.A. The Fund was authorized to pay Firstar Bank, N.A. up to 0.25% of its average daily net assets. Firstar Bank, N.A. received 0.10% of the Fund's average daily net assets. The Fund incurred, in thousands, $27 in shareholder services fees for the period April 1, 2000 to December 10, 2000.

     Effective December 11, 2000, the Fund has adopted a Service Plan and a Distribution and Service Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 for the Series A and Series B shareholders. The Fund incurred no 12b-1 fees with respect to the Series A shares for the current fiscal year. The Fund incurred 0.75% in 12b-1 fees with respect to Series B shares for the current fiscal year.

     Each Director of the Company who is not affiliated with FIRMCO receives an annual fee from the Company for service as a Director and is eligible to participate in a deferred compensation plan with respect to these fees. Participants in the plan may designate their deferred Director's fees as if invested in any one of the Firstar Funds (with the exception of the MicroCap
Fund) or in 90-day U.S. Treasury bills. The value of each Director's deferred compensation account will increase or decrease as if it were invested in shares of

                                                            (LOGO) FIRSTAR FUNDS

the selected Firstar Funds or 90-day U.S. Treasury bills. The Fund maintains its proportionate share of the Company's liability for deferred fees.

6.   FOREIGN SECURITIES
     Investing in securities of foreign companies and foreign governments involves special risks and considerations not typically associated with investing in U.S.companies and the U.S. Government. These risks include revaluation of currencies and future adverse political and economic developments. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of securities of comparable U.S. companies and the U.S.Government.

7.   SECURITIES LENDING
     The Fund has entered into a securities lending agreement with the custodian. Under the terms of the agreement, the Fund receives a negotiable percentage of the annual net income from lending transactions. In exchange for such fees, the custodian is authorized to loan securities on behalf of the Fund, against receipt of collateral at least equal in value to the value of the securities loaned. The Fund bears the risk of any deficiency in the amount of collateral available for return due to a loss in an approved instrument. The Fund did not lend any of its securities during the current fiscal year.

8.   AGREEMENT AND PLAN OF REORGANIZATION (UNAUDITED)
     On June 13, 2000, as ratified on August 15, 2000, the Board of Trustees of the Fund approved an Agreement and Plan of Reorganization (the "Agreement") providing for the transfer of substantially all of the assets and liabilities of the Fund to a corresponding portfolio of Firstar Funds, Inc. ("Firstar Funds") in exchange for shares of such Firstar Fund in a tax-free reorganization. The Board of Trustees also approved the transfer of all B shares to Series Institutional shares at the time of the merger. As a result, shareholders would not incur a higher expense ratio as a result of the merger. At a special meeting of shareholders of the Fund held on November 8, 2000, the B shareholders of the Fund voted to approve the Agreement. The results of the shareholder meeting are as follows:

FUND                        FOR               AGAINST             ABSTAIN
                         ---------           ---------           ---------
REIT                     3,130,788               -                  545

The reorganization with respect to the Fund was completed on December 11, 2000.

9.   PORTFOLIO MERGERS
     At meetings held on June 16, 2000 and July 13, 2000, the Board of Directors of Firstar Funds, Inc. ("Firstar Funds") approved (i) an Agreement and Plan of Reorganization providing for the acquisition of Mercantile Mutual Funds, Inc. ("Mercantile Funds") by Firstar Funds, (ii) an Agreement and Plan of Reorganization providing for the acquisition of Firstar Stellar Funds ("Stellar Funds") by Firstar Funds, and (iii) an Agreement and Plan of Reorganization providing for the acquisition of Firstar Select Funds ("Select Funds") by Firstar Funds. The Board of Directors and shareholders of Mercantile Funds (other than the Mercantile Conning Money Market Portfolio) and the Boards of Trustees and shareholders of Stellar Funds and Select Funds each approved their applicable agreements.

     On November 27, 2000, certain portfolios of the Firstar Funds, including newly formed shell portfolios (which were organized solely to acquire the assets and continue the business of certain portfolios of Mercantile Funds and Stellar Funds) merged with certain portfolios of Mercantile Funds and Stellar Funds. On December 11, 2000, certain other portfolios of Mercantile Funds (other than the Mercantile Conning Money Market Portfolio), Stellar Funds and Select Funds merged into shell portfolios of Firstar Funds. Following is a table (in thousands) that illustrates the specifics of the merger related to the fund in these financial statements.


                                                             INSTITUTIONAL                UNREALIZED
                                           VALUE OF ASSETS   SHARES ISSUED                 GAIN/LOSS
                                             TRANSFERRED    TO SHAREHOLDERS  EFFECTIVE    OF MERGING                       NEW
                                              BY MERGING        OF FUND       DATE OF   FIRSTAR FUND AT  TAX STATUS      FIRSTAR
MERGING FUND NAME        FUND MERGED INTO        FUND         MERGED INTO      MERGER   TIME OF MERGER   OF TRANSFER    FUND NAME
-----------------        ----------------    -----------     -------------    -------   --------------   -----------    ---------
Firstar Select
  REIT-Plus(1)          Firstar REIT(2)       $36,907            4,085       12/11/2000     $2,994       Non-taxable   Firstar REIT

(1) Accounting survivor, performance history carries over.
(2) Shell portfolio.

                                                            (LOGO) FIRSTAR FUNDS

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
FIRSTAR FUNDS, INC.:


In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Firstar REIT Fund (formerly known as Firstar Select REIT-Plus Fund; one of the portfolios comprising Firstar Funds, Inc., hereafter referred to as the "Fund") at March 31, 2001, the results of its operations, the changes in its net assets and the financial highlights for the year then ended, all in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at March 31, 2001 by correspondence with the custodian and brokers, provides a reasonable basis for our opinion. The financial statements of the Fund as of March 31, 2000 and for all periods presented ended at or prior thereto were audited by other independent accountants whose report dated April 13, 2000 expressed an unqualified opinion on those statements.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 25, 2001

This report is authorized for distribution only when preceded or accompanied by a current prospectus.

FOR A PROSPECTUS OR INVESTOR SERVICE INFORMATION
1-800-677-FUND

FIRSTAR FUNDS CENTER
615 EAST MICHIGAN STREET
P.O. BOX 3011
MILWAUKEE, WI  53201-3011

WWW.FIRSTARFUNDS.COM

                                                            (LOGO) FIRSTAR FUNDS

                                                               FORM # ANNREIT-01